ADMA Biologics Reports 2012 Second Quarter Results

HACKENSACK, N.J., August 14, 2012 - ADMA Biologics, Inc. (ADMA), a late-stage biotechnology company focused on the development and commercialization of human plasma and plasma-derived therapeutics, today reported financial results for its second quarter ended June 30, 2012.

Second Quarter and Subsequent Highlights

•	Executed multi-year agreement to supply normal source plasma collected from ADMA’s Norcross, Georgia plasma collection center to Biotest Pharmaceuticals Corporation.

•	Announced the addition of new board member and key executives:

o	Appointed plasma industry leader Lawrence Guiheen to Board of Directors

o	Named Brian Lenz as Chief Financial Officer

o	Named Dr. James Mond as Chief Medical and Scientific Officer

“We made substantial progress in building our company’s infrastructure and solidifying our plasma collection operations during the first half of 2012,” stated Adam Grossman, President and Chief Executive Officer.

Financial Results for the Three Months Ended June 30, 2012

Revenue

For the second quarter ended June 30, 2012, ADMA recognized revenues of $0.2 million, compared to $0 for the same period in 2011. Revenue in the second quarter of 2012 was primarily a result of the sales made to Biotest Pharmaceuticals pursuant to a plasma supply agreement entered into during June 2012, under which Biotest Pharmaceuticals purchases normal source plasma from ADMA’s FDA-approved Georgia facility to be used in their product manufacturing.

Cost of Sales

Cost of sales for the second quarter ended June 30, 2012 was $0.1 million, compared to $0 for the same period in 2011. The cost of sales for the second quarter of 2012 was related to the costs associated with the sale of normal source plasma.

Operating Expenses

Research and development (R&D) expenses for the second quarter ended June 30, 2012 were $0.2 million, compared to $0.1 million for the same period in 2011. R&D increased for the second quarter of 2012 primarily as a result of increased manufacturing, testing and regulatory costs for ADMA’s lead product candidate, RI-001, in preparation of its upcoming Phase III clinical study.

Loss on sale of R&D inventory for the second quarter ended June 30, 2012 was $0, compared to $1.3 million for the same period in 2011.  The loss on sale of R&D inventory during the second quarter of 2011 was a result of the disposal of ADMA’s inventory of high priced, high titer plasma that it previously acquired to conduct R&D for a different product.

Plasma center operating expenses amounted to $0.4 million for the second quarter ended June 30, 2012 and 2011.

General and administrative (G&A) expenses for the second quarter ended June 30, 2012 were $0.7 million, compared to $0.3 million for the same period in 2011. G&A expenses increased for the second quarter of 2012 primarily as a result of the February 2012 merger costs consisting of related legal, accounting and filing fees, along with increased compensation and stock-based compensation charges.

Net Loss

For the second quarter ended June 30, 2012, ADMA’s net loss was $1.2 million, or $(0.26) per share, compared to a net loss of $2.4 million, or $(6.79) per share, in the same period of 2011. The decrease in net loss was attributed to a loss on the sale of R&D inventory during the second quarter of 2011, compared to no loss for the comparable period of 2012, a decrease of interest expense for the second quarter of 2012 compared to the same period in 2011, resulting from the conversion of interest that had accrued on notes converted upon the February 2012 financing, offset by increased revenues, cost of sales and G&A expenses for the second quarter 2012, compared to no revenues, no cost of sales and lower G&A expenses for the same period in 2011.  The decrease in net loss per share of $(0.26) from $(6.79) for the three months ended June 30, 2012 and 2011, respectively, was a result of a higher net loss for the three months ended June 30, 2011 compared to the same period in 2012 in addition to an increase in the number of shares outstanding for the three months ended June 30, 2012 compared to the same period in 2011.  The increase in the number of shares outstanding was attributed to the conversion of preferred stock and notes payable into common stock and the issuance of common stock upon the merger and financing in February 2012.

Cash Position and Accounts Receivable

As of June 30, 2012, the Company had cash and cash equivalents of $12.9 million and $0.2 million of accounts receivable.

About ADMA’s lead product candidate

ADMA’s lead product candidate is a plasma-derived, polyclonal, Intravenous Immune Globulin or IGIV, prepared with high levels of antibodies against Respiratory Syncytial Virus, or RSV.  ADMA is pursuing an indication for the use of this IGIV product for treatment of Primary Immunodeficiency Disease, or PIDD. Polyclonal means that the IGIV contains a wide array of antibodies that are obtained from different B-cell resources. Polyclonal antibodies are the primary component of IGIV products. PIDD is a disorder that causes a person’s immune system not to function properly. PIDD is caused by hereditary or genetic defects and can affect anyone regardless of age or gender. There are varying types of PIDD ranging from mild to severe cases.

About ADMA Biologics, Inc.

ADMA is a late-stage biotechnology company which focuses its efforts on the development and commercialization of human plasma and plasma-derived therapeutics. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted at niche patient populations with unmet medical needs. In addition, ADMA operates ADMA BioCenters, a wholly-owned subsidiary and FDA-licensed source plasma collection facility located in Norcross, Georgia.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, and commercialization efforts of the Company's product candidate(s). Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in Amendment No. 3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2012 and Amendment No. 4 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2012. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

ADMA BIOLOGICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30, 2012	For the Three Months Ended June 30, 2011	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011

REVENUES	$230,096	$-	$234,496	$-

Cost of sales	141,870	-	144,070	-

Gross Profit	88,226	-	90,426	-

OPERATING EXPENSES

Research and development expenses	178,674	139,684	260,494	386,581

Loss on sale of research and development inventory	-	1,329,333	-	1,934,630

Plasma center operating expenses	379,168	364,018	838,461	740,716

General and administrative expenses	736,924	314,467	1,411,513	671,218

TOTAL OPERATING EXPENSES	1,294,766	2,147,502	2,510,468	3,733,145

LOSS FROM OPERATIONS	(1,206,540)	(2,147,502)	(2,420,042)	(3,733,145)

OTHER INCOME (EXPENSE)
Interest income	2,923	307	9,990	947
Interest expense	(3,098)	(240,026)	(11,592)	(556,164)

TOTAL OTHER INCOME (EXPENSE)	(175)	(239,719)	(1,602)	(555,217)

LOSS BEFORE INCOME TAXES	(1,206,715)	(2,387,221)	(2,421,644)	(4,288,362)

State income tax benefit	-	-	617,615	320,765

NET LOSS	$(1,206,715)	$(2,387,221)	$(1,804,029)	$(3,967,597)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.26)	$(6.79)	$(0.49)	$(11.29)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	4,654,303	351,535	3,651,195	351,535

CONDENSED BALANCE SHEET INFORMATION:

	June 30, 2012 (Unaudited)	*December 31, 2011
Assets
Cash and cash equivalents	$12,887,788	$87,771
Total Assets	$15,883,865	$2,925,909

Deficit accumulated during the development stage	$(31,612,044)	$(29,808,015)
Total Stockholders’ Equity	$14,655,731	$385,816

*Condensed from audited financial statements

Contacts

ADMA Biologics, Inc.
Adam S. Grossman
President & CEO

Brian Lenz, CPA
Vice President & Chief Financial Officer

201-478-5552

info@admabio.com